Exhibit 99.1
For Immediate Release
Local.com® To Acquire Assets of Rovion, Inc.
Company Expands Product Portfolio to Rich Media
IRVINE, Calif., Feb. 16, 2011 — Local.com Corporation (NASDAQ: LOCM), a leading online local media company, today announced the acquisition of the assets of Rovion, Inc. (“Rovion”), a wholly-owned subsidiary of DigitalPost Interactive, Inc. In connection with the acquisition, the company also announced the appointment of Michael Sawtell as senior vice president and general manager of Local.com’s Sales and Advertiser Services (SAS) business unit, effective upon the closing of the transaction.
Rovion is a rich media advertising company which sells, creates, delivers and tracks rich media advertising including animated and video-based ads for local and national advertisers, including CBS Radio, Cisco and LendingTree. A complete list of advertisers and agencies that have used Rovion advertising products is available at: http://www.rovion.com/clientlist. Rovion has been certified for use by leading sites and ad networks including CBS Television Stations, Citadel Broadcasting Corporation, and AOL Advertising, Inc. (formerly Platform-A, Inc.). A complete list of Rovion publisher certifications is available at: http://www.rovion.com/certified.
Under the terms of the agreement, Local.com will acquire the assets of Rovion for $1.5 million in cash with an earnout of up to $7 million in cash and/or stock if certain performance criteria are met in the three-year period following the closing. The transaction is subject to customary closing conditions and is expected to close within approximately 90 days.
“National brands with local points of presence increasingly use display advertising, and rich media in particular, to more effectively target local consumers. This acquisition broadens our product range to include rich media display advertising, thereby enabling us to serve a new market segment as well as to enhance and differentiate our product suite within our current markets,” said Heath Clarke, Local.com chairman and CEO. “Rovion is expected to increase monetization across the current Local.com network, as well as open up display inventory for local advertisers across Rovion’s display network.”
The assets to be acquired from Rovion include:
•	A rich media advertising management and serving platform

•	A suite of advertising products and services to be offered to local media companies (e.g. TV, newspaper, radio stations) and ad agencies

•	Specialized rich media advertising technology that provides in-person/video spokesperson ad units which can be sold to SMBs directly and through channel partners in order to enhance lead generation and web site conversion

•	Direct advertising agency and brand advertiser relationships which are expected to drive sales of Local.com’s advertising inventory

•	Two green screen production studios and a network of contracted production studios for production of high quality rich media advertising assets

•	Rovion Ad Management Platform (“RAMP”), a rich media tool set for automating the creation, production, management and serving of rich media ad units
RAMP technology makes the production of display ads and creative content faster, easier and more affordable, thereby opening up the rich media display advertising market to local and regional businesses. RAMP also makes it easier for local media organizations and small to medium-sized ad agencies who serve SMBs to sell and produce high value rich media advertising.
Based in Boston, Mass., Rovion will become a wholly-owned division of Local.com and will be managed by Sawtell as SVP and GM of SAS. Sawtell will report to Bruce Crair, Local.com president and COO. Sawtell has more than 15 years of leadership experience with public and private companies, including serving as founder and CEO of DigitalPost Interactive, an online digital media company, and as Local.com’s past president and COO from 2000 to 2005. Sawtell previously held key management positions at Northrop Grumman Corporation and General Dynamics Corporation.
About Local.com®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 1,000 partner sites. Local.com powers over 100,000 local websites, and tens of thousands of small businesses use Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, Yahoo!-Bing paying less RPC and revenues to us for our search results, our ability to adapt our business following the Yahoo!-Bing integration or to improve our RPCs and revenues following that integration, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to incorporate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the future performance of our OCTANE360 business, the integration and future performance of the iTwango/social buying business, the integration and future performance of the Rovion business if such transaction is successfully closed, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our subscription advertising and other business products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q and Form 10-Q/A, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com
Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com